Exhibit 99.1

January 8, 2019

GenMark Diagnostics Provides Preliminary Operational and Financial Results for 2018

CARLSBAD, Calif. - GenMark Diagnostics, Inc. (NASDAQ:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today provided preliminary operational and financial results for the year ended December 31, 2018.

Financial Highlights

•	Total revenue for 2018 expected to be approximately $70.8 million, representing an increase of 35% over 2017

◦	ePlex® revenue for the full year 2018 expected to be approximately $37.9 million, an increase of more than 270% over 2017

•	Total revenue for the fourth quarter of 2018 expected to be approximately $19.4 million, representing an increase of 21% over the fourth quarter of 2017

◦	ePlex revenue for the fourth quarter of 2018 expected to be approximately $12.1 million, an increase of approximately 110% versus the fourth quarter of 2017

•	Cash and investments at December 31, 2018 of approximately $45.2 million

Operational Highlights

•	Placed 42 ePlex analyzers in the fourth quarter of 2018, finishing the year with an installed base of 354 ePlex analyzers in U.S. and European labs

•	Received FDA 510(k) Market Clearance for the company’s ePlex Blood Culture Identification Gram-Positive Panel (BCID-GP) and Fungal Pathogen Panel (BCID-FP)

“We delivered solid financial and operational results in the fourth quarter, to complete another exciting year for our company. We expect this strong momentum to continue in 2019, driven by the expanding installed base of our ePlex analyzers and the recent FDA clearances of our BCID panels,” said Hany Massarany, President and Chief Executive Officer.  “With the Gram-Positive and Fungal Pathogen Panels already cleared for marketing in the U.S., and the Gram-Negative Panel currently under review by the FDA, we expect BCID to be a strong driver of ePlex placements and revenue growth in 2019. These will continue to be significant areas of focus for our company in 2019, as will our ongoing efforts to improve ePlex gross margin,” added Massarany.

These preliminary results are based on management's initial analysis of operations for the quarter and year ended December 31, 2018 and are subject to further internal review and audit by the company's external auditors. The company expects to issue full 2018 financial results and 2019 guidance in late February.

About GenMark Diagnostics
GenMark Diagnostics (NASDAQ: GNMK) is a leading provider of multiplex molecular diagnostic solutions designed to enhance patient care, improve key quality metrics, and reduce the total cost-of-care. Utilizing GenMark's proprietary eSensor® detection technology, GenMark's eSensor XT-8® and ePlex® systems are designed to support a broad range of molecular diagnostic tests with compact, easy-to-use workstations and self-contained, disposable test cartridges. GenMark’s ePlex: The True Sample-to-Answer Solution™ is designed to optimize laboratory efficiency and address a broad range of infectious disease testing needs, including respiratory, bloodstream, and gastrointestinal infections. For more information, visit www.genmarkdx.com.

Forward Looking Statements
This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding our preliminary, unaudited financial and operational performance and the timely FDA clearance and commercialization of additional ePlex panel menu, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully obtain regulatory clearance in the United States for our ePlex Gram-Negative BCID Panel, our preliminary 2018 financial and operational results are unaudited results based on management’s current expectations and are subject to closing and year-end audit adjustments, the commercialization our ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the "Risk Factors" in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

Investor Relations Contact
Lynn Pieper Lewis or Leigh Salvo
(415) 937-5404
ir@genmarkdx.com